                                                                   EXHIBIT 10.14

                      LICENSE AND DISTRIBUTION AGREEMENT

This License and Distribution Agreement ("Agreement") is established between Motorola, Inc., a Delaware corporation, by and through its Commercial, Government and Industrial Solutions Sector, with offices at 1301 E. Algonquin Road, Schaumburg, Illinois 60196 ("Motorola") and Lynx Real-Time Systems, Inc., a California corporation, with offices at 2239 Samaritan Drive, San Jose, California 95214 ("Company").

                                   Recitals

     WHEREAS, Motorola is in the business of designing, developing, manufacturing, selling and licensing communications system equipment and licensing software for the operation of communications systems on a worldwide basis; and

     WHEREAS, Company is in the business of manufacturing and distributing certain software products; and

     WHEREAS, Motorola has been licensed under Company's shrink wrap Development license to develop Company's software to create derivative products which will be implemented into Motorola's products to create Motorola's radio systems site controller;

     WHEREAS, Motorola desires to distribute, on a non-exclusive basis, certain software, and Company desires to provide software to support Motorola's line of communication products; and

                                   Agreement

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:

1.   Definitions

     (a) "Confidential Information" means confidential or proprietary data or information of either party which is disclosed in oral, written, graphic, machine recognizable, sample or any other form, by one party to the other party and which is clearly designated or marked as confidential or proprietary. In order for information disclosed orally to be considered Confidential Information, it must be identified as confidential at the time of disclosure and shall be confirmed in writing by the disclosing party within thirty (30) days after such disclosure.

     (b) "Customer Product" means the radio systems site controller in which Motorola incorporates Software.

     (c) "Customer(s)" means, individually or collectively, as applicable, all entities, their successors and assigns, in the chain of distribution, sale and use of Customer Products, including without limitation, Motorola affiliates, Motorola subsidiaries, Motorola joint ventures, third party licensees, resellers, agents, representatives, distributors, system operators and end-users.

     (d) "Documentation" means all product technical, and user documentation and any succeeding changes thereto, including, without limitation, all specifications as set forth in Company's product manuals; installation, maintenance, operating and Customer manuals, instructions and diagnostics; system administrative materials; configuration guides provided by Company with its standard product.

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     (e) "Exhibits" means the documents attached hereto and incorporated by this reference, as may be amended from time to time by agreement of the parties. Exhibits include, without limitation, the following:

                 Exhibit A --Software License Maintenance Fees


     (f) "License Fees" means the net license fees for Software as set forth in Exhibit A.

     (g) "Modification" means a revision, new function or minor change to the Products intended to correct errors or non-conformance with Documentation and provided as a change in the then-current release of the Customer Products.

     (h) "Software Specifications" means the Documentation provided by Company which accompanies the Software and which provides a technical description of the Software's functionality.

     (i) "Software" means the software (including firmware), in binary form only solely owned or solely controlled by Company as described on Exhibit A and all Modifications and future releases thereof. The parties may mutually agree in writing to amend Exhibit A from time to time.

     (j) "Sale or Selling". All references in this Agreement to the "sale" or "selling" of products shall mean the granting of a license to use such Software or Software Copies. All references in this Agreement to the "purchase" of products shall mean the obtaining of a license to use such product.

2.   Invoicing and Payment

     (a)  Payment. Motorola shall pay fees, if any, and royalties within forty-
          -------
          five (45) days of the date of invoice. Upon execution of this Agreement, Company will invoice Motorola for all applicable fees as defined in Exhibit A. In addition, Company shall invoice Motorola for additional Licensed Software ordered by Licensee and for any other amounts due to Company hereunder as such amounts are incurred. Motorola agrees to pay all such invoices in full per the terms of the invoice. Any amounts due under any invoice not received by Company within such period shall be subject to a service charge of one an one half percent (1-1/2%) per month, or the maximum charge permitted by law, whichever is less.

     (b)  Reports. Motorola shall, within thirty (30) days of the end of each
          -------
          calendar quarter, deliver to Company a report detailing the number of copies of each Licensed Software made and the number of such copies distributed by Motorola during the previous calendar quarter, and setting forth the aggregate royalties due and owing to Company thereon. A check for the amount of aggregate royalties owed shall accompany the report. All payments hereunder will be in U.S. Dollars, without deductions of any kind. Payments made by Motorola under this Agreement will be non-refundable to Motorola.

     (c)  Royalty Report Certification. At Company's request, which shall not
          ----------------------------
          be more than once per calendar year, Motorola shall provide a certification by one of its corporate officers, that they have reviewed the licenses purchased during the previous period (which shall be not more than three (3) years) and that the Motorola officer certifies that to the best of his knowledge, the royalty reports accurately reflect the number of licenses of the Licensed Software sold by Motorola and that Motorola has properly paying, or is paying the royalties to Company in accordance with this Agreement.

     (d) The prices set forth in Exhibit A for the Software do not include applicable sales, use, excise or similar taxes. To the extent Company is required by law to collect such taxes, one hundred percent (100%) thereof shall be added to invoices and paid in full by Motorola, unless Motorola is exempt from such taxes and furnishes Company with a certificate of exemption therefor.

3.   Warranties

     (a)  Software
          --------

          (i) Company warrants that it is the true and lawful owner or licensee of the Software licensed hereunder and that it has clear title to said Software. Company further warrants that it has full power and authority to license the Software licensed to Motorola hereunder and to convey all other rights and licenses granted to Motorola under this Agreement, including any third party intellectual property rights relating to the Software.

          (ii) Company warrants that the Software does not include any key, code, date, serial number or any other signal or routine that automatically triggers the shutdown of Software operation. Company warrants that the Software is free from viruses and worms.

          (iii) COMPANY FURTHER WARRANTS THAT, FOR A PERIOD OF NINETY (90) DAYS FROM THE EFFECTIVE DATE, THE MEDIA ON WHICH THE LICENSED SOFTWARE IS FURNISHED UNDER NORMAL USE WILL BE FREE FROM DEFECTS IN MATERIALS AND WORKMANSHIP. COMPANY'S ENTIRE LIABILITY, AND LICENSEE'S EXCLUSIVE REMEDY, UNDER THIS WARRANTY WILL BE, AT COMPANY'S OPTION, TO REPLACE THE MEDIA. EXCEPT FOR THE EXPRESS LIMITED WARRANTIES STATED IN THIS SECTION, THE LICENSED SOFTWARE IS PROVIDED "AS IS." COMPANY MAKES NO WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND COMPANY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ANY DEFECTS IN THE LICENSED SOFTWARE SHALL BE CORRECTED BY COMPANY IN ACCORDANCE WITH THE
                SUPPORT AGREEMENT EXECUTED AND IN PLACE BETWEEN THE
                PARTIES. COMPANY DOES NOT WARRANT THAT USE OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE, WILL MEET MOTOROLA'S REQUIREMENTS, OR THAT THEY WILL OPERATE WITH THE COMBINATION OF HARDWARE AND SOFTWARE SELECTED BY
                MOTOROLA.

     (b)  Year 2000 Compliance
          --------------------

          Company represents and warrants, in addition to all other representations and warranties, that until July 31, 2001, the Software supplied will be: (i) free from any error(s) or defect(s) relating to date data (including leap year calculations); (ii) will not generate any invalid and/or incorrect date-related results; and (iii) such date data will not impair the performance, output or accuracy of Motorola's systems or products to the extent that Company's Software is responsible for the performance, output or accuracy of the Motorola systems.

4.   Intellectual Property Rights

     (a) All patents, copyrights, mask works, circuit layout rights, design rights, trade secrets and other proprietary rights in the Software and Company's Confidential Information are and shall remain the exclusive property of Company or its licensor.

     (b) All patents, copyrights, mask works, circuit layout rights, design rights, trade secrets and other proprietary rights in Motorola's Confidential Information are and shall remain the exclusive property of Motorola or its licensors.

     (c) Any intellectual property rights resulting from an addition or change to the Software if made exclusively by Motorola shall be the exclusive property of Motorola.

5.   License Grants

     (a) Company grants, under this license, Motorola a perpetual, worldwide, non-exclusive right to use, distribute, market, sell or sublicense the Derivative Products, which are embedded in the Customer Product, as set forth herein. Motorola shall not directly resell or sublicense the Licensed Software in its entirety to other parties.

     (b) Company grants Motorola a perpetual worldwide, non-exclusive right to grant to others perpetual, worldwide, non-exclusive sublicenses to use, and copy for backup and archival purposes the Software with Customer Products provided that such sublicensees agree to be bound by terms and conditions no less restrictive than those contained herein.



6.   Confidentiality

     (a) From time to time during the performance of this Agreement, the parties may deem it necessary to provide each other with Confidential Information. The parties agree:

          (i) To maintain the confidentiality of such Confidential Information and not disclose same to any third party, except as authorized by the original disclosing party in writing.

          (ii) To restrict disclosure of Confidential Information to employees and contractors who have a "need to know," provided that a party's employees and contractors are bound by terms of nondisclosure no less restrictive than those contained herein. Such Confidential Information shall be handled with the same degree of care which the receiving party applies to its own confidential information but in no event less than reasonable care.

          (iii) To take precautions necessary and appropriate to guard the confidentiality of Confidential Information, including informing its employees and contractors who handle such Confidential Information that it is confidential and not to be disclosed to others.

          (iv) That Confidential Information is and shall at all times remain the property of the disclosing party. No use of any Confidential Information is permitted except as otherwise expressly provided herein and no grant under any proprietary rights is hereby given or intended, including any license implied or otherwise.

     (b) Notwithstanding anything other provisions of this Agreement, Confidential Information shall not include any information that:

          (i) Is or becomes publicly known through no wrongful act of the receiving party; or
          (ii) Is, at the time of disclosure under this Agreement, already known to the receiving party without restriction or disclosure; or
          (iii) Is, or subsequently becomes, rightfully and without breach of this Agreement, in the receiving party's possession without any obligation restricting disclosure; or

          (iv) Is independently developed by the receiving party without breach of this Agreement; or
          (v) Is explicitly approved for release by written authorization of the disclosing party; or
          (vi) Is required to be disclosed pursuant to court order or order of governmental authority, provided that the receiving party shall use reasonable efforts to provide the disclosing party advance notice of any such disclosure and to permit the disclosing party to intervene in any relevant proceedings to protect the disclosing party's interests.

     (c) The receiving party acknowledges that Confidential Information may contain information that is proprietary and valuable to the disclosing party and that unauthorized dissemination or use of the Confidential Information may cause irreparable harm to the disclosing party. Therefore, the receiving party shall take appropriate action, by instruction, agreement or otherwise, with any employee or contractor permitted access to the Confidential Information so as to enable it to hold the Confidential Information in confidence or otherwise satisfy its obligations under this Agreement.

     (d) Each party's obligations under this Agreement to keep confidential and restrict use of the other party's Confidential Information shall survive the expiration or termination of this Agreement for a period of three (3) years.

     (e) Except as may be required by applicable law, neither party shall disclose to any third party the contents of this Agreement or any amendments hereto without the prior written consent of the other party.

     (f) Company acknowledges that Motorola and/or third party software vendors are, or may be developing, software applications similar in functionality to those developed hereunder by Company. Company agrees that the receipt of Confidential Information by Motorola from Company shall in no way prohibit Motorola and/or third party software vendors from developing such applications, provided that the provisions of this Section 8 regarding the ownership, protection and security of Company's Confidential Information have not been breached.

7.   Limitation of Liability and General Indemnity

     (a) IN NO EVENT SHALL EITHER MOTOROLA OR COMPANY, WHETHER AS A RESULT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWiSE, HAVE ANY LIABILITY TO EACH OTHER OR ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

     (b) Company and Motorola agree to indemnify and hold harmless the other from any and all claims, damages, expenses, suits, losses or liability for any death, injury, damage caused by, or arising from or connected with this Agreement due to or occasioned by the other party, its officers, employees, agents or representatives.

8.   Termination

     (a) Right to Terminate. Motorola may terminate this Agreement upon written notice to the Company if:

          (i) The Company breaches a material obligation under this Agreement and such breach continues uncured for a period of thirty (30) days after notice or, if the breach is not one which is capable of being cured within thirty (30) days and the Company has commenced to cure the breach within such time and continues to do so diligently and in good faith, then the Company shall be granted an extension for a reasonable period of time at the discretion of Motorola.

          (ii) The direct or indirect ownership or control of the Company that exists on the date of this Agreement changes in any material manner that adversely affects the rights of Motorola, including the acquisition of ownership or control by a competitor of the Company or Motorola. In such event, the Company shall cooperate with Motorola to conduct an orderly termination of the Agreement.

          (iii) The Company ceases to conduct business in the normal course, becomes insolvent, enters into suspension of payments, moratorium, reorganization or bankruptcy, makes a general assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any other judicial or administrative proceeding that relates to insolvency or protection of creditors' rights.

     (b) Rights and Obligations at Termination. Upon expiration or termination of this Agreement for any reason:

          (ii) Each party will promptly cease using and destroy or return to the other party all items that contain any Confidential Information (as defined herein) of the other party, except Motorola may retain one copy of Confidential Information for the sole and express purpose of supporting then-existing Customers.

          (ii) Unless otherwise provided for herein, Motorola and Customers shall continue to have the right to use Software in object code form associated with the Software sold hereunder.

          (iii) Company shall invoice Motorola for any outstanding sums which may be owing from any Order, unless Motorola terminates for material breach as set forth herein in which event Motorola shall have the right to offset any damages against any sums owing to Company.



9.   Intellectual Property Indemnification

     Company agrees to indemnify and hold harmless Motorola, its successors, assigns and Customers from any and all expenses, liabilities or other losses arising from or by reason of any actual or claimed infringement of any patents, trademarks, maskworks, copyrights or other intellectual property rights and to defend any suits based thereon with respect to the use, license or sale of Software or Customer Products by Motorola or the Customers. If the use of any portion of the Software developed hereunder is enjoined as a result of such suit, then Company, at no expense to Motorola and the Customers, shall either procure the right for Motorola and Customers to continue using the Software or replace or modify same so that they become non-infringing and are of equivalent or superior functionality. If neither of the foregoing alternatives are available on terms which are acceptable to Motorola, Motorola may return all or any part of the Software at Motorola's sole option, for no less than a full refund of the license fees paid thereof. Company agrees that its obligations to indemnify, as set forth in this Section 11, shall survive the term of this Agreement.

10.  Cumulative Remedies

     Except as otherwise provided herein, if either company breaches this Agreement, the non-breaching party shall have the right to assert all legal and equitable remedies available. Each party agrees that the non-breaching party shall be entitled to equitable relief, including temporary and permanent injunctive relief without the proving of damage by non-breaching party to protect any of the non-breaching party's interests and rights.

11.  Term and Renewal

     This Agreement shall commence as of the Agreement date and shall be for an initial term of three (3) years, and may be renewed by the parties for successive terms of two-years each, provided that each party executes a written consent as to each two year renewal period sixty (60) days in advance of the expiration date of the previous term.

12.  Export Controls

     Motorola shall obtain all export licenses and other government authorizations necessary for the shipment of any Products with such assistance from Company as Motorola may reasonably request. Motorola shall at its sole cost and expense obtain all export licenses and other government authorizations necessary with the reasonable assistance of Company.

13.  Notices

     All notices required to be given by one party to the other under this Agreement shall be deemed properly given if reduced to writing and personally delivered, transmitted by registered or certified post to the address shown below with return receipt requested and postage prepaid, or by telex or facsimile with correct answerback received. All notices shall be effective upon receipt or at such time as delivery is refused by addressee upon presentation.

     Motorola shall send notices as follows:

           Lynx Real-Time Systems, Inc.
           2239 Samaritan Dr.
           San Jose, CA 95124

           Attention: Contracts Administration
           Fax#: 408-879-3920

     Company shall send notices as follows:

           Motorola, Inc.
           Commercial, Government and Industrial Solutions Sector
           1301 E. Algonquin Road
           Schaumburg, IL 60196
           Attention: Purchasing
           Fax#: 847-576-4089

     and
           Motorola, Inc.
           Attention: Contracts Department
           Fax#: 847-576-4596


14.  Compliance with Laws

     (a) Company represents and warrants that the Products supplied hereunder are produced and delivered in accordance with all applicable laws, rules and regulations, including but not limited to those laws, rules and regulations governing product safety.

     (b) Company agrees that it will take all actions required by law in order to ensure that all employees are authorized to work in the United States of America in accordance with the Immigration Reform and Control Act of 1986, as amended.

     (c) Executive Order #11246, as amended relative to Equal Employment Opportunity and all other applicable laws, rules and regulations including Title VII of the Civil Rights Act of 1964, are incorporated herein. In addition all laws, rules and regulations applicable to the hiring of disabled veterans of the Vietnam Era and to the hiring of individuals with physical or mental handicaps are incorporated herein by this specific reference.

15.  Force Majeure

     Neither party shall be liable for delays in delivery or performance when caused by any of the following which are beyond the actual control of the delayed party: (i) acts of God, (ii) acts of the public enemy, (iii) acts or failure to act by the other party, (iv) acts of civil or military authority, (v) governmental priorities, strikes or other labor disturbances, (vi) hurricanes, (vii) earthquakes, (viii) fires, (ix) floods, (x) epidemics, (xi) embargoes, (xii) war, and (xiii) riots. In the event of any such delay, the date of delivery or performance shall be extended for a period equal to the effect of time lost by reason of the delay.

16.  Amendment or Waiver

     No provision of this Agreement shall be deemed waived, amended, or modified by either party unless such waiver, amendment or modification is in writing and signed by the party against whom it is sought to be enforced.

17.  Severability

     In the event any one or more of the provisions of this Agreement is held to be unenforceable under applicable law, (i) such unenforceability shall not affect any other provision of this Agreement; (ii) this Agreement shall be construed as if said unenforceable provision had not been contained herein; and (iii) the parties shall negotiate in good faith to replace the unenforceable provision by such as has the effect nearest to that of the provision being replaced.

18.  Governing Law and Alternative Dispute Resolution (ADR)

     (a) The validity, performance, and all matters relating to the effect of this Agreement and any amendment hereto shall be governed by the laws of the State of Illinois.

     (b) Motorola and Company agree to attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and spirit of mutual cooperation. Any dispute between the parties relating to this Agreement will first be submitted in writing to a panel of two senior executives of Company and Motorola, who will promptly meet and confer in an effort to resolve such dispute. Each party's executive will be identified by notice to the other party, and may be changed at any time thereafter by notice to the other. Any agreed decisions of the executives will be final and binding on the parties. In the event the executives are unable to resolve any dispute within thirty days after submission to them, either party may then refer such dispute to mediation in accordance with Subsection 20(c). In no event will any ADR procedures be used to resolve any dispute related to patent validity or infringement.

     (c) If those attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by Motorola and Company within forty-five (45) days after written notice by either party demanding mediation. Such mediation shall be conducted in the State of Illinois. Neither party may unreasonably withhold consent to the selection of a mediator, and Motorola and Company will share the costs of the mediator equally. Each party shall pay its own attorneys' fees. By mutual agreement, however, Motorola and Company may postpone mediation until each has completed some specified but limited discovery regarding the dispute. The parties may also agree to replace mediation with some other form of ADR, such as neutral fact-finding or a mini-trial.

     (d) Any dispute which cannot be resolved between the parties through negotiation, mediation or other form of ADR within six months of the date of the initial demand for ADR by one of the parties will then be submitted to a court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party. Nothing in this Section will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful, or (b) interim relief from a court is necessary to prevent serious and irreparable injury to that party or to others.

     (e) Performance by the parties under this Agreement shall not be suspended during the pendency of any dispute unless the parties otherwise agree.


19.  Assignment

     Neither this Agreement nor any right hereunder may be transferred, assigned or delegated by Company without the prior written consent of Motorola. Any attempted assignment, delegation or transfer shall be void.

20.  Publicity

     Neither party shall issue a press release or make any similar public announcement regarding the transactions contemplated by this Agreement without the other party's prior written consent to the specific language and intended distribution of such press release or announcement.

21.  Waiver

     Failure or delay on the part of Motorola to exercise any right, power or privilege hereunder shall not operate as a waiver thereof.

22.  Authority

     Each party hereto represents and warrants that (i) it has obtained all necessary approvals, consents and authorizations of third parties and governmental authorities to enter into this Agreement and to perform and carry out its obligations hereunder, (ii) the persons executing this Agreement on its behalf have express authority to do so, and, in so doing, to bind the party thereto; (iii) the execution, delivery, and performance of this Agreement does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the party; and (iv) the execution, delivery and performance of this Agreement has been duly authorized by all necessary partnership or corporate action and this Agreement is a valid and binding obligation of such party, enforceable in accordance with its terms.

23.  Survival of Provisions

     The parties agree that where the context of any provision indicates an intent that it shall survive the term or termination of this Agreement, then it shall so survive.

24.  Entire Agreement

     This Agreement and Exhibits hereto constitute the entire understanding between the parties concerning the subject matter hereof and supersede all prior discussions, agreements and representations, whether oral or written and whether or not executed by Motorola and Company, including any terms and conditions contained on any purchase orders or other documents which Motorola may use when purchasing the Software or any other Company products or services. No modification, amendment or other changes may be made to this Agreement or any part thereof unless reduced to writing and executed by authorized representatives of both parties.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of February ____, 2000 ("Agreement Date").

MOTOROLA, INC.                            COMPANY

By: /s/ Greg Townsend                     By: /s/ Bhupi Singh
   ----------------------------------        -----------------------------------
               (Signature)                                (Signature)

Name:   GREG TOWNSEND                     Name:    BHUPI SINGH
     --------------------------------          ---------------------------------
          (Print - Block Letters)                    (Print - Block Letters)

Title: VP & GENERAL MANAGER               Title:  V.P. FINANCE & CFO
      -------------------------------           --------------------------------
          (Print - Block Letters)                    (Print - Block Letters)

                                   Exhibit A

Date             1/28/00               Sales Representative  JIM

______________
Quote #          6R-LUF                Effective From        1/28/00

______________
Rev #            1                     Valid Through         2/29/00


1  Kernel-Only -Mot PowerPC  L-K2-PPC-301      [*]   $[*]    [*]%   $[*]   $[*]
Note: Note: Unit pricing presented is given for quantity one(1). The discounted price reflects quantity [*] piece purchase.

2  TCP/IP Run Time -Mot PowerPC L-TCP-PPC-301  [*]   $[*]    [*]%   $[*]   $[*]
Note: Note: Unit pricing presented is given for quantity one(1). The discounted price reflects quantity [*] piece purchase.

______________
Payment Method:                          Products           $0.00

______________
Name:                                    Tax                $0.00

______________
CC#:                   Exp Date:         Freight Charges

______________
                                         Services           $[*]

                                         _________
                                         Total              $[*]


                                         _________


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.